UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2025

IAC INC.

(Exact name of registrant as specified in charter)

Delaware	001-39356	82-3727412
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

555 West 18th Street, New York, NY	10011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:     (212) 314-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	IAC	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Indenture

On June 16, 2025 (the “Closing Date”), Dotdash Meredith Inc. (“DDM”), an indirect wholly owned subsidiary of IAC Inc. (the “Company”) closed its previously announced private offering of $400 million aggregate principal amount of 7.625% Senior Secured Notes due 2032 (the “Notes”).

The Notes were offered in the United States only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, outside the United States, only to non-U.S. investors pursuant to Regulation S under the Securities Act. The offering of the Notes has not been registered under the Securities Act or any state securities laws and the Notes may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or in a transaction not subject to the registration requirements of the Securities Act or any state securities laws.

The Notes are governed by the terms of an indenture, dated as of the Closing Date (the “Indenture”), between DDM, the subsidiary guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”) and notes collateral agent. The Notes bear interest at a rate of 7.625% per annum, payable semi-annually in cash in arrears on each June 15 and December 15 of each year, commencing on December 15, 2025. The Notes will accrue interest from the Closing Date and will mature on June 15, 2032. The Notes were issued at 100% of their face value.

The Notes will be jointly and severally unconditionally guaranteed on a senior secured basis by each of DDM’s existing and future direct and indirect wholly-owned material domestic restricted subsidiaries (other than certain excluded subsidiaries) that guarantees or is or becomes a borrower under DDM’s Amended Credit Agreement (as defined below) (or certain replacements thereof) or that guarantees certain capital markets indebtedness or certain other indebtedness of DDM or any guarantor of the Notes.

The Notes and the guarantees thereof will be secured on a pari passu basis (subject to permitted liens and certain other exceptions) by a first-priority lien on substantially all of the assets of DDM and its subsidiary guarantors that secure indebtedness under the Amended Credit Agreement.

The Indenture contains a number of covenants that restrict DDM’s ability and the ability of certain of DDM’s subsidiaries to take specified actions, including, among other things (and subject to certain exceptions): (i) creating liens, (ii) incurring indebtedness, (iii) making investments and acquisitions, (iv) engaging in mergers, dissolutions and other fundamental changes, (v) making dispositions, (vi) making restricted payments (including dividends and certain prepayments of junior debt, if any), (vii) consummating transactions with affiliates, (viii) placing restrictions on distributions from subsidiaries, and (ix) fiscal period changes.

The Indenture also contains customary events of default (subject in certain cases to customary grace and cure periods).

The above description of the Indenture and the Notes is a summary only and is qualified in its entirety by reference to the Indenture, which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Credit Agreement

On the Closing Date, DDM also entered into the Amendment No. 3 to Credit Agreement and Second Amendment to Security Agreement (the “Amendment”) among DDM, the lenders and other parties thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (the “Agent”), amending that certain Credit Agreement, dated as of December 1, 2021 (as previously amended, supplemented or modified, the “Credit Agreement”, and as amended by the Amendment, the “Amended Credit Agreement”), by and among DDM, the lenders and other parties thereto and the Agent.

The Amendment amended the Credit Agreement to, among other things, enter into a new $700.0 million term loan B facility with a maturity date of June 16, 2032 (the “New Term Loan B Facility”) to replace the existing $1.18 billion term loan B facility (the “Existing Term Loan B-1 Facility”). Proceeds of the Notes together with the New Term Loan B Facility were used to repay all of the indebtedness outstanding under DDM’s Existing Term Loan B-1 Facility and to pay related fees and expenses.

Borrowings under the New Term Loan B Facility bear interest at DDM’s option at either (a) a base rate or (b) the applicable term benchmark rate, in each case plus an applicable margin. The applicable margin is 2.50% in the case of base rate loans and 3.50% in the case of term benchmark loans. There is no credit spread adjustment applicable to borrowings under the New Term Loan B Facility.

The New Term Loan B Facility requires scheduled quarterly amortization payments (commencing on March 31, 2026) in an amount equal to a per annum rate of 1%, as a percentage of the original closing balance of the term B loans incurred thereunder, with the remaining balance to be paid at maturity.

DDM may voluntarily repay outstanding term B loans under the Amended Credit Agreement at any time, without prepayment premium or penalty, except in connection with a repricing event in respect of the term B loans outstanding under the New Term Loan B Facility prior to the date occurring six months after the Closing Date, subject to customary “breakage” costs. Any prepayment or repayment with the proceeds of, or conversion of all or any portion of the term B loans outstanding under the New Term Loan B Facility into, any new or replacement term loans, or any repricing amendment in respect thereof, in either case, that constitutes a “repricing event” applicable to the term B loans outstanding under the New Term Loan B Facility, will be accompanied by a 1.00% prepayment premium or fee, as applicable.

All obligations under the Amended Credit Agreement will be guaranteed by each of DDM’s existing and future direct and indirect, wholly owned material domestic subsidiaries, subject to certain exceptions. The obligations under the Amended Credit Agreement will be secured by a first-priority lien on substantially all of DDM’s assets and the assets of DDM’s subsidiaries that guarantee the obligations under the Amended Credit Agreement, subject to certain exceptions and limitations and liens permitted by the Amended Credit Agreement, which assets will also secure the Notes.

The Amended Credit Agreement contains a number of covenants that restrict DDM’s ability and the ability of certain of DDM’s subsidiaries to take specified actions, including, among other things (and subject to certain exceptions): (i) creating liens, (ii) incurring indebtedness, (iii) making investments and acquisitions, (iv) engaging in mergers, dissolutions and other fundamental changes, (v) making dispositions, (vi) making restricted payments (including dividends and certain prepayments of junior debt, if any), (vii) consummating transactions with affiliates, (viii) entering into sale-leaseback transactions, (ix) placing restrictions on distributions from subsidiaries, and (x) fiscal period changes.

The Amended Credit Agreement also contains customary events of default (subject in certain cases to customary grace and cure periods).

The foregoing description of the Amendment is not intended to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K under the headings “Indenture” and “Credit Agreement” is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of June 16, 2025, between Dotdash Meredith Inc. and U.S. Bank Trust Company, National Association, as Trustee
10.1	Third Amendment to Credit Agreement, dated June 16, 2025, among Dotdash Meredith Inc., JPMorgan Chase Bank N.A., as administrative agent, collateral agent, issuing bank, and the other lenders party thereto
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

IAC INC.

June 17, 2025	By:	/s/ Kendall Handler
Kendall Handler
Executive Vice President, Chief Legal Officer & Secretary